UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2008

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-11491	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

                        (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                        (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

                                                On May 12, 2008, Simon Property Group, L.P. (“Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co. as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the Operating Partnership’s offering of $700 million aggregate principal amount of 5.300% notes due 2013 (the “2013 Notes”) and $800 million aggregate principal amount of 6.125% notes due 2018 (the “2018 Notes” and, together with the 2013 Notes, the “Notes”).  The offering of the Notes is expected to close on May 19, 2008.

                                                The Notes will be issued pursuant to the twentieth supplemental indenture (the “Supplemental Indenture”) to the Indenture (the “Indenture”) dated as of November 26, 1996, between the Operating Partnership and The Bank of New York Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee.  For a description of the material terms of the Supplemental Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.

                                                The Notes are subject to the Registration Statement on Form S-3 (Registration No. 333-132513-01), the prospectus dated March 17, 2006, and the related prospectus supplement dated May 12, 2008, relating to the public offering of the Notes.

                                                A copy of the Underwriting Agreement and the form of Supplemental Indenture are attached hereto as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference.  The Indenture was incorporated by reference into the Registration Statement.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

                                                The 2013 Notes bear interest at a rate of 5.300% per annum and mature on May 30, 2013.  The 2016 Notes bear interest at a rate of 6.125% per annum and mature on May 30, 2018.  Interest on both series of Notes is payable semi-annually in arrears on May 30 and November 30 each year, beginning on November 30, 2008 (each, an “Interest Payment Date”).  Interest will be paid to holders of record of such Notes registered at the close of business the fifteenth calendar day preceding the related Interest Payment Date.

                                                The Supplemental Indenture contains certain financial covenants that, among other things, (i) limit the amount of debt and secured debt that the Operating Partnership may have outstanding as of certain dates, and (ii) requires the Operating Partnership to maintain certain fixed charge coverage ratios and unencumbered assets.  However, these covenants will not apply to the Notes for so long as any securities issued under prior supplemental indentures remain outstanding or until the covenants in the prior supplemental indentures have been amended.  Until such time, the covenants applicable to all currently outstanding securities issued under prior supplemental indentures will apply to the Notes.

                                                The Operating Partnership may, at its option, redeem either series of Notes in whole at any time or in part from time to time on not less than 30 and not more than 60 days’ prior written notice mailed to the holders of such series of Notes to be redeemed.  The Notes will be redeemable at a price equal to the principal amount of such series of Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Supplemental Indenture (unless such series of Notes is redeemed within 90 days prior to the applicable maturity date, in which case no “make-whole” will be payable).

                                                The Supplemental Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Supplemental Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

                                                The description set forth above is qualified in its entirety by the form of Supplemental Indenture (including the form of notes attached thereto).

ITEM 8.01  Other Events.

                                                On May 13, 2008, Simon Property Group, Inc., the general partner of the Operating Partnership, issued a press release announcing the offering of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 1.1

Underwriting Agreement dated as of May 12, 2008 among Simon Property Group, L.P., Banc of America Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as the representatives of the several underwriters named therein.

Exhibit 4.1

Form of Twentieth Supplemental Indenture to the Indenture dated as of November 26, 1996 between Simon Property Group, L.P. and The Bank of New York Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee.

Exhibit 4.2	Form of $700,000,000 aggregate principal amount of 5.300% Notes due 2013.

Exhibit 4.3	Form of $800,000,000 aggregate principal amount of 6.125% Notes due 2018.

Exhibit 5.1	Opinion of Baker & Daniels LLP.

Exhibit 12.1	Statement re: computation of ratios.

Exhibit 23.1	Consent of Baker & Daniels LLP (contained in Exhibit 5.1 hereto).

Exhibit 99.1	Press Release, dated May 13, 2008, issued by Simon Property Group, Inc.

SIGNATURES

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                Date:  May 16, 2008

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., the sole General Partner

	By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and
Chief Financial Officer